Exhibit 99.1

AMERISERV FINANCIAL REPORTS FIRST QUARTER 2023 EARNINGS

JOHNSTOWN, PA - AmeriServ Financial, Inc. (NASDAQ: ASRV) reported first quarter 2023 net income of $1,515,000, or $0.09 per diluted common share. This earnings performance represented a $903,000, or 37.3%, decrease from the first quarter of 2022 when net income totaled $2,418,000, or $0.14 per diluted common share. The following table highlights the Company’s financial performance for the quarters ended March 31, 2023 and 2022:

	First Quarter 2023	First Quarter 2022	$ Change	% Change

Net income	$1,515,000	$2,418,000	$(903,000)	(37.3)%
Diluted earnings per share	$0.09	$0.14	$(0.05)	(35.7)%

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the 2023 first quarter financial results: “The benefits of maintaining a strong relationship focused community bank are evident during periods of market volatility and financial uncertainty.  Since the end of 2022, we have seen an increase of $23.3 million, or 2.1%, in deposits which demonstrates customer confidence and the strength and loyalty of our core deposit base. As a result, our bank’s liquidity position continues to be strong.  Additionally, during the first quarter of 2023, we further increased our already sound level of regulatory capital and continued to maintain high asset quality supported by appropriate reserves. We believe that our balance sheet is well positioned for unexpected challenges that we may face through the remainder of 2023.”

All first quarter of 2023 financial performance metrics within this document are compared to the first quarter of 2022 unless otherwise noted.

The Company's net interest income in the first quarter of 2023 decreased by $245,000, or 2.5%, from the prior year's first quarter while the net interest margin of 3.03% for the first quarter of 2023 represents an eleven-basis point decrease from the first quarter of 2022.  The decrease in net interest income reflects total interest expense increasing to a higher level than the increase in interest income.  The Company continues to benefit from increased yields on total loans and investment securities due to a higher U.S. Treasury yield curve and the Federal Reserve’s action to tighten monetary policy in their effort to tame decades high inflation.  But, similar to what is occurring across the banking industry, the increased national interest rates have recently caused total deposit and borrowing costs to increase to a higher degree, resulting in lower net interest income and net interest margin compression.  First quarter 2023 financial results also reflect an increase in the Company’s provision for credit losses to $1.2 million after a $400,000 benefit was recognized in the first quarter of 2022.  The increased provision primarily relates to the recognition of a credit loss on one subordinated debt instrument in the investment securities portfolio which is believed to be other than temporarily impaired.  More than offsetting this unfavorable event was the Company recognizing a gain from the sale of Class B common stock shares of Visa Inc. that the bank owned.  Both of these items will be discussed later in this press release.  Overall, the decrease to net interest income, along with a higher provision for credit losses and increased non-interest expense, more than offset a greater level of non-interest income resulting in the lower level of earnings in the first quarter of 2023.

Total average loans in the first quarter of 2023 compare favorably to the 2022 first quarter average by $6.9 million, or 0.7%.  Excluding PPP loans, which still existed on the balance sheet in 2022, total average loans in the first quarter of 2023 exceeded last year’s first quarter by $19.0 million, or 2.0%.  First quarter 2023 loan production has been slower than the more recent 2022 fourth quarter but is consistent with the level of production experienced during the first quarter of 2022. Loan pipelines continue to be strong, but customers have delayed fundings which are expected to increase in the second quarter.  Overall, the strong level of production experienced throughout 2022, which more than offset a higher than typical level of payoff activity, resulted in total average loans comparing favorably to the first quarter of 2022.  Growth in commercial & industrial loans (C&I) and home equity loans more than offset decreased residential mortgage and consumer loans.  Commercial real estate (CRE) volume remained relatively consistent, increasing slightly. Overall, the higher interest rate environment along with the higher average volumes of C&I and home equity loans, resulted in total loan interest income improving by $2.8 million, or 29.3%, for the first quarter of 2023 when compared to the first quarter of last year.  This increase occurred despite a $240,000 reduction in PPP related income.

Total investment securities averaged $266.0 million for first quarter of 2023 which is $44.5 million, or 20.1%, higher than the $221.5 million average for the first quarter of last year.  The increase reflects additional securities purchased primarily during 2022 as the increased U.S. Treasury yield curve resulted in a more favorable market for securities purchasing activity.  Overall, the higher rates resulted in yields for new federal agency mortgage-backed securities and federal agency bonds improving and exceeding the overall average yield of the existing securities portfolio causing interest income from the securities portfolio to increase by $766,000, or 50%, this year. So far in 2023, purchases of securities have slowed as more funds have been allocated to the loan portfolio and we have been controlling the amount of overnight borrowed funds.  The rising national interest rates caused the rate on overnight borrowed funds to be in line with or exceed the yield on the typical types of federal agency mortgage-backed securities that we normally purchase.  While yields on new security purchases still exceed the overall average yield of the existing securities portfolio, the shrinking and in some cases negative spread between overnight borrowings and the yield on new securities caused the slowdown in purchasing activity.  Overall, the 2023 first quarter average balance of total interest earning assets increased since last year’s first quarter average by $9.3 million, or 0.7%, while total interest income increased by $3.5 million, or 32.2%, since the first quarter of 2022.

Since the end of the first quarter of 2022 and due to a combination of increased investment in securities, loan growth and total deposits modestly declining, short-term investments and bank deposits demonstrate a lower average balance in the first quarter of 2023 compared to last year’s first quarter by $42.2 million, 90.6%.  Despite this decline, the Company’s liquidity position remains strong.  We will continue to carefully monitor our liquidity position and short-term investments as we expect deposits related to government stimulus programs to continue to decline during 2023.

On the liability side of the balance sheet, total average deposits for the first quarter of 2023 are $9.7 million, or 0.8%, lower than the 2022 first quarter average.  The modest decrease since last year’s first quarter is reflective of a portion of the funds from the government stimulus programs leaving the balance sheet and also reflects greater pricing competition in the market to retain deposits because of the increasing national interest rates.  Since early March 2023 when two large bank failures occurred, customer fear of contagion within the industry caused deposit flight, especially uninsured deposits, from certain banks to other financial services providers.  Despite this turmoil, AmeriServ Financial’s core deposit base continued to demonstrate the strength and stability that has been experienced for many years.  Total deposits in fact grew during the first quarter of 2023 by $23.3 million, or 2.1%, on an end of period basis since December 31, 2022 demonstrating customer confidence in our bank.  In addition to its strong, loyal core deposit base, the Company has several other sources of liquidity including a significant unused borrowing capacity at the Federal Home Loan Bank, overnight lines of credit at correspondent banks and access to the Federal Reserve Discount Window.  The loan to deposit ratio averaged 85.8% in the first quarter of 2023, which indicates that the Company has ample capacity to continue to grow its loan portfolio and is strongly positioned to support our customers and our community during times of economic volatility.

Total interest expense in the first quarter of 2023 increased by $3.8 million, or 300.6%, when compared to the first quarter of 2022, due to higher deposit and short-term borrowings interest expense.  Deposit interest expense was higher by $3.4 million, or 426.3%, despite the first quarter 2023 average volume of total interest bearing deposits remaining relatively consistent with the 2022 first quarter average, growing by $5.3 million, or 0.6%.  The impact that the higher national interest rates had on deposit costs combined with increased market competition to retain and attract deposits contributes to net interest margin compression.  The rising national interest rates resulted in certain deposit products, particularly public funds, that are tied to a market index, repricing upward with the move in national interest rates causing interest expense to increase.  For interest rate risk management purposes and in an effort to offset a portion of the unfavorable impact that rising funding costs are having on net interest income, management executed a $50 million interest rate hedge in February 2023 to fix the cost of certain deposits that are indexed and move with short-term interest rates.  We expect that this transaction will bring the Company’s variability of net interest income to a more neutral position.  Overall, total deposit cost averaged 1.48% in the first quarter of 2023, which is 120 basis points higher than total deposit cost of 0.28% in the first quarter of 2022.

Total borrowings interest expense increased by $398,000, or 85.6%, between the first quarter of 2023 and the first quarter of 2022.  The increase results from the impact that the higher national interest rates had on overnight borrowings cost as well as the Company utilizing more overnight borrowed funds so far in 2023.  Total overnight borrowings averaged $40.7 million in the first quarter of 2023 after no overnight borrowings were utilized during the first quarter of 2022.  Borrowings interest expense was favorably impacted by reduced interest expense from Federal Home Loan Bank (FHLB) term borrowings, which declined by $92,000, or 52.7%.  The average balance of FHLB term borrowings was lower in the first quarter of 2023 by $23.5 million, or 57.1%, as the strength of the Company’s liquidity position allowed management to let FHLB term advances mature during 2022 and not be replaced.  However, given the inversion in the yield curve, FHLB term advances have rates that are lower than the cost of overnight borrowed funds.  Therefore, management began replacing matured FHLB term advances during the first quarter of 2023.

The Company adopted ASU 2016-13: Accounting for Current Expected Credit Loss (CECL) as of January 1, 2023.  The adoption of this accounting standard necessitated that a day one increase of $1.2 million be made to the allowance for credit losses on our loan portfolio.  Furthermore, ASU 2016-13 necessitated that the Company establish an allowance for expected credit losses for held to maturity (HTM) debt securities.  Based upon the credit quality of the Company’s HTM debt securities portfolio, the day one allowance for credit losses on our HTM securities portfolio totaled $114,000.  Both of these day one adjustments are consistent with the estimates that management disclosed in the Company’s 2022 Form 10-K.

The Company recorded a $1,179,000 expense for the provision for credit losses in the first quarter of 2023 after recognizing a $400,000 benefit in the first quarter of 2022 resulting in a net unfavorable change of $1.6 million.  Included in the 2023 provision expense was the recognition of a $926,000 loss from a subordinated debt investment with Signature Bank which was closed by banking regulators on March 12, 2023.  In a press release issued by the Federal Deposit Insurance Corporation (FDIC), it was disclosed that unsecured debt holders of the institution will not be protected.  Management reviewed the Form 10-K for the year ended December 31, 2022 filed by Signature Bank, which was filed on March 1, 2023, and determined that no circumstances existed to indicate that the debt security held by the Company was impaired as of year-end.  Specifically, as of December 31, 2022, Signature Bank had total assets of $110.4 billion, net income of $1.3 billion for the year then ended, and demonstrated strong regulatory capital ratios.

The remainder of the increase in the provision for credit losses was due to the recognition of a $301,000 provision for credit losses for the loan portfolio which more than offset a $31,000 provision recovery for credit losses in the HTM securities portfolio.  A $17,000 provision recovery for credit losses related to unfunded commitments was also recorded.  The first quarter 2023 provision for credit losses in the loan portfolio was necessary due to risk rating, non-accrual and charge-off activity.  Total classified asset levels exhibited an increase during the first quarter of 2023 due to the downgrade of one commercial real estate loan.  Non-performing assets decreased from $5.2 million at December 31, 2022 to $4.6 million at March 31, 2023 primarily due to a decrease in non-accrual residential mortgage loans.  Overall, non-performing assets remain well controlled at 0.47% of total loans.  The Company experienced net loan charge-offs of $116,000, or 0.05% of total average loans, in the first quarter of 2023 which is only slightly higher than net charge-offs of $76,000, or 0.03% of total average loans, in first quarter of 2022.  In summary, the allowance for loan losses provided 264% coverage of non-performing assets, and 1.24% of total loans, on March 31, 2023, compared to 207% coverage of non-performing assets, and 1.08% of total loans, on December 31, 2022.

Total non-interest income in the first quarter of 2023 increased by $1.2 million, or 27.0%, from the prior year's first quarter.  In March 2023, AmeriServ Financial Bank sold all 7,859 shares of the Class B common stock of Visa Inc. that the bank owned for a sale price of $1.7 million. The shares had no carrying value on the Bank’s balance sheet and, as the Bank had no historical cost basis in the shares, the entire sale was recognized as a gain.  The Company believes that this was an appropriate time to capture the gain on these shares due to the current volatility and future uncertainty in the financial markets.  Wealth management fees decreased by $427,000, or 13.5%, for the first quarter of 2023 as unfavorable market conditions for both equity securities and bonds have reduced the market value of wealth management assets when compared to the first quarter of 2022.  Also, new customer business growth has only partially offset the unfavorable impact of market conditions on fee income.  The fair market value of wealth management assets declined since the first quarter of 2022 by $278.6 million, or 10.6%, and totaled $2.4 billion at March 31, 2023.  Other income is $104,000, or 18.5%, lower for the first quarter of 2023 due to the recognition of a credit valuation adjustment to the market value of the interest rate swap contracts that the Company executed to accommodate the needs of certain borrowers while managing our interest rate risk position.  Net realized gains on loans held for sale decreased by $69,000, or 72.6%, for the first quarter of 2023, as the limited housing supply along with rate volatility continues to unfavorably impact residential mortgage loan production.  Over the course of the past 18 months, mortgage rates have doubled, which has adversely affected affordability for borrowers across all income and housing pricing levels. Mortgage pipelines continue to be well below pre-pandemic and historic low interest rate levels.

Total non-interest expense in the first quarter of 2023 increased by $484,000, or 4.2%, when compared to the first quarter of 2022.  Salaries & employee benefits declined by $230,000, or 3.1%, in the first quarter of 2023.  Within total salaries & benefits expense, salaries costs are higher by $235,000, or 5.0%, due to merit increases and a higher level of full-time equivalent employees (FTEs) as the Company filled certain open positions that were vacant in the first quarter of last year.  The higher salaries cost was more than offset by reduced pension expense by $289,000, or 52.8%, and lower incentive compensation by $167,000, or 38.0%. The reduced pension expense reflects the retirement of many employees over the past two years who chose to take a lump sum payment instead of receiving future monthly annuity payments.  These individuals are no longer included in the pension plan which therefore favorably impacts the Company’s basic pension expense. Professional fees were $678,000, or 107.6%, higher in the first quarter of 2023 primarily due to $599,000 of additional costs related to an ongoing proxy contest with an activist shareholder. Data processing and IT expense increased by $125,000, or 13.1%, due to increased software costs from our core data provider and additional expenses related to monitoring our computing and network environment.  Finally, the Company recorded income tax expense of $372,000, or an effective tax rate of 19.7%, in the first quarter of 2023, which compares to income tax expense of $605,000, or an effective tax rate of 20.0%, for the first quarter of 2022.

The Company had total assets of $1.346 billion, shareholders' equity of $105.9 million, a book value of $6.18 per common share and a tangible book value(1) of $5.38 per common share on March 31, 2023.  The decline in the Company’s book value and tangible book value per share in the first quarter of 2023 compared to last year’s first quarter reflects a decrease in the fair value of the Company’s available for sale investment securities by $12.7 million due to higher interest rates. Note that there was a slight decrease to accumulated other comprehensive loss within total equity since December 31, 2022, as an improvement in market value of the Company’s available for sale investment securities portfolio was more than offset by a negative market value adjustment for an interest rate hedge. There was no required revaluation of the net pension liability during the first quarter of 2023.  The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology, market conditions, dividend program, and future payment obligations. These statements may be identified by such forward-looking terminology as "continuing," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets, the level of inflation, and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; unanticipated effects of our banking platform; risks and uncertainties relating to the duration of the COVID-19 pandemic, and actions that may be taken by governmental authorities to contain the pandemic or to treat its impact; expense and reputational impact on the Company as a result of its ongoing proxy contest and related litigation; and the inability to successfully implement or expand new lines of business or new products and services.  These forward-looking statements involve risks and uncertainties that could cause AmeriServ's results to differ materially from management's current expectations. Such risks and uncertainties are detailed in AmeriServ's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022. Forward-looking statements are based on the beliefs and assumptions of AmeriServ's management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.

(1)	Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

March 31, 2023

(Dollars in thousands, except per share and ratio data)

(Unaudited)

2023

1QTR
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,515

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.45%
Return on average equity	5.85
Return on average tangible common equity (1)	6.73
Net interest margin	3.03
Net charge-offs as a percentage of average loans	0.05
Efficiency ratio (3)	79.58

EARNINGS PER COMMON SHARE:
Basic	$0.09
Average number of common shares outstanding	17,131
Diluted	0.09
Average number of common shares outstanding	17,155
Cash dividends paid per share	$0.030

2022

	1QTR	2QTR	3QTR	4QTR	FULL YEAR 2022
PERFORMANCE DATA FOR THE PERIOD:
Net income	$2,418	$1,981	$2,102	$947	$7,448

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.73%	0.59%	0.62%	0.28%	0.55%
Return on average equity	8.48	7.10	7.81	3.70	6.83
Return on average tangible common equity (1)	9.62	8.10	8.97	4.27	7.82
Net interest margin	3.14	3.23	3.35	3.21	3.27
Net charge-offs as a percentage of average loans	0.03	0.01	0.57	0.08	0.17
Efficiency ratio (3)	81.38	84.89	78.93	90.37	83.82

EARNINGS PER COMMON SHARE:
Basic	$0.14	$0.12	$0.12	$0.06	$0.44
Average number of common shares outstanding	17,094	17,109	17,111	17,115	17,107
Diluted	0.14	0.12	0.12	0.06	0.43
Average number of common shares outstanding	17,146	17,149	17,145	17,150	17,146
Cash dividends paid per share	$0.025	$0.030	$0.030	$0.030	$0.115

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

--CONTINUED--

(Dollars in thousands, except per share, statistical, and ratio data)

(Unaudited)

2023

1QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,345,957
Short-term investments/overnight funds	4,116
Investment securities, net of allowance for credit losses - securities	238,613
Total loans and loans held for sale, net of unearned income	980,877
Paycheck Protection Program (PPP) loans (4)	19
Allowance for credit losses - loans	12,132
Intangible assets	13,731
Deposits	1,131,789
Short-term and FHLB borrowings	69,124
Subordinated debt, net	26,654
Shareholders’ equity	105,899
Non-performing assets	4,599
Tangible common equity ratio (1)	6.92%
Total capital (to risk weighted assets) ratio	14.17
PER COMMON SHARE:
Book value	$6.18
Tangible book value (1)	5.38
Market value (2)	3.05
Wealth management assets – fair market value (5)	$2,354,498

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	308
Branch locations	17
Common shares outstanding	17,147,270

2022

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,331,265	$1,321,402	$1,350,048	$1,363,874
Short-term investments/overnight funds	13,588	10,714	4,133	4,132
Investment securities, net of allowance for credit losses - securities	223,286	231,255	236,867	241,386
Total loans and loans held for sale, net of unearned income	978,692	965,587	979,450	990,825
Paycheck Protection Program (PPP) loans (4)	7,835	2,242	24	22
Allowance for credit losses - loans	11,922	11,568	10,672	10,743
Intangible assets	13,761	13,753	13,746	13,739
Deposits	1,140,889	1,142,756	1,152,813	1,108,537
Short-term and FHLB borrowings	37,863	34,028	54,796	108,406
Subordinated debt, net	26,613	26,624	26,634	26,644
Shareholders’ equity	113,692	106,392	101,587	106,178
Non-performing assets	3,401	3,240	4,596	5,200
Tangible common equity ratio (1)	7.58%	7.08%	6.57%	6.85%
Total capital (to risk weighted assets) ratio	14.01	14.33	13.92	13.87
PER COMMON SHARE:
Book value	$6.65	$6.22	$5.94	$6.20
Tangible book value (1)	5.84	5.41	5.13	5.40
Market value (2)	4.04	3.94	3.80	3.94
Wealth management assets – fair market value (5)	$2,633,096	$2,372,772	$2,290,678	$2,314,414

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	301	310	306	315
Branch locations	17	17	17	17
Common shares outstanding	17,109,084	17,109,097	17,112,617	17,117,617

NOTES:

(1)	Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.
(2)	Based on closing price reported by the principal market on which the share is traded on the last business day of the corresponding reporting period.
(3)	Ratio calculated by dividing total non-interest expense by tax equivalent net interest income plus total non-interest income.
(4)	Paycheck Protection Program (PPP) loans are included in total loans and loans held for sale, net of unearned income.
(5)	Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CONSOLIDATED STATEMENT OF INCOME

(Dollars in thousands)

(Unaudited)

2023

1QTR
INTEREST INCOME
Interest and fees on loans	$12,276
Interest on investments	2,298
Total Interest Income	14,574

INTEREST EXPENSE
Deposits	4,189
All borrowings	863
Total Interest Expense	5,052

NET INTEREST INCOME	9,522
Provision (credit) for credit losses	1,179
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR CREDIT LOSSES	8,343

NON-INTEREST INCOME
Wealth management fees	2,738
Service charges on deposit accounts	266
Net realized gains on loans held for sale	26
Mortgage related fees	33
Gain on sale of Visa Class B shares	1,748
Bank owned life insurance	239
Other income	457
Total Non-Interest Income	5,507

NON-INTEREST EXPENSE
Salaries and employee benefits	7,175
Net occupancy expense	772
Equipment expense	415
Professional fees	1,308
Data processing and IT expense	1,078
FDIC deposit insurance expense	125
Other expenses	1,090
Total Non-Interest Expense	11,963

PRETAX INCOME	1,887
Income tax expense	372
NET INCOME	$1,515

2022

	1QTR	2QTR	3QTR	4QTR	FULL YEAR 2022
INTEREST INCOME
Interest and fees on loans	$9,496	$9,725	$10,691	$11,572	$41,484
Interest on investments	1,532	1,802	2,009	2,231	7,574
Total Interest Income	11,028	11,527	12,700	13,803	49,058

INTEREST EXPENSE
Deposits	796	956	1,720	2,952	6,424
All borrowings	465	447	451	708	2,071
Total Interest Expense	1,261	1,403	2,171	3,660	8,495

NET INTEREST INCOME	9,767	10,124	10,529	10,143	40,563
Provision (credit) for credit losses	(400)	(325)	500	275	50
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR CREDIT LOSSES	10,167	10,449	10,029	9,868	40,513

NON-INTEREST INCOME
Wealth management fees	3,165	2,976	2,813	2,666	11,620
Service charges on deposit accounts	272	263	289	284	1,108
Net realized gains on loans held for sale	95	35	53	25	208
Mortgage related fees	33	32	27	23	115
Gain on sale of Visa Class B shares	0	0	0	0	0
Bank owned life insurance	209	231	329	320	1,089
Other income	561	601	815	575	2,552
Total Non-Interest Income	4,335	4,138	4,326	3,893	16,692

NON-INTEREST EXPENSE
Salaries and employee benefits	7,405	6,963	7,071	7,053	28,492
Net occupancy expense	741	697	698	747	2,883
Equipment expense	397	415	393	431	1,636
Professional fees	630	838	948	794	3,210
Data processing and IT expense	953	937	1,036	1,019	3,945
FDIC deposit insurance expense	145	130	125	115	515
Other expenses	1,208	2,130	1,456	2,529	7,323
Total Non-Interest Expense	11,479	12,110	11,727	12,688	48,004

PRETAX INCOME	3,023	2,477	2,628	1,073	9,201
Income tax expense	605	496	526	126	1,753
NET INCOME	$2,418	$1,981	$2,102	$947	$7,448

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

AVERAGE BALANCE SHEET DATA

(Dollars in thousands)

(Unaudited)

	2023	2022
	1QTR	1QTR
Interest earning assets:
Loans and loans held for sale, net of unearned income	$986,493	$979,548
Short-term investments and bank deposits	4,376	46,531
Total investment securities	265,996	221,459
Total interest earning assets	1,256,865	1,247,538

Non-interest earning assets:
Cash and due from banks	16,412	17,765
Premises and equipment	17,849	17,376
Other assets	75,052	81,563
Allowance for credit losses	(12,147)	(12,511)
Total assets	$1,354,031	$1,351,731

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$226,724	$229,273
Savings	132,520	135,887
Money market	297,602	291,139
Other time	294,518	289,745
Total interest bearing deposits	951,364	946,044
Borrowings:
Federal funds purchased and other short-term borrowings	40,719	0
Advances from Federal Home Loan Bank	17,690	41,195
Subordinated debt	27,000	27,000
Lease liabilities	3,277	3,532
Total interest bearing liabilities	1,040,050	1,017,771

Non-interest bearing liabilities:
Demand deposits	197,878	212,895
Other liabilities	11,011	5,407
Shareholders’ equity	105,092	115,658
Total liabilities and shareholders’ equity	$1,354,031	$1,351,731

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CHANGES IN SHAREHOLDERS’ EQUITY

(Dollars in thousands)

(Unaudited)

2023

	Common Stock	Treasury Stock	Surplus	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME	TOTAL
Balance at December 31, 2022	$267	$(83,280)	$146,225	$65,486	$(22,520)	$106,178
Net income	0	0	0	1,515	0	1,515
Exercise of stock options and stock option expense	1	0	106	0	0	107
Adjustment for defined benefit pension plan	0	0	0	0	0	0
Adjustment for unrealized gain (loss) on available for sale securities	0	0	0	0	449	449
Market value adjustment for interest rate hedge	0	0	0	0	(655)	(655)
Cumulative effect adjustment for change in accounting principal	0	0	0	(1,181)	0	(1,181)
Common stock cash dividend	0	0	0	(514)	0	(514)
Balance at March 31, 2023	$268	$(83,280)	$146,331	$65,306	$(22,726)	$105,899

2022

	Common Stock	Treasury Stock	Surplus	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME	TOTAL
Balance at December 31, 2021	$267	$(83,280)	$146,069	$60,005	$(6,512)	$116,549
Net income	0	0	0	2,418	0	2,418
Exercise of stock options and stock option expense	0	0	93	0	0	93
Adjustment for defined benefit pension plan	0	0	0	0	919	919
Adjustment for unrealized gain (loss) on available for sale securities	0	0	0	0	(5,860)	(5,860)
Common stock cash dividend	0	0	0	(427)	0	(427)
Balance at March 31, 2022	$267	$(83,280)	$146,162	$61,996	$(11,453)	$113,692
Net income	0	0	0	1,981	0	1,981
Exercise of stock options and stock option expense	0	0	13	0	0	13
Adjustment for defined benefit pension plan	0	0	0	0	(4,488)	(4,488)
Adjustment for unrealized gain (loss) on available for sale securities	0	0	0	0	(4,292)	(4,292)
Common stock cash dividend	0	0	0	(514)	0	(514)
Balance at June 30, 2022	$267	$(83,280)	$146,175	$63,463	$(20,233)	$106,392
Net income	0	0	0	2,102	0	2,102
Exercise of stock options and stock option expense	0	0	23	0	0	23
Adjustment for defined benefit pension plan	0	0	0	0	(47)	(47)
Adjustment for unrealized gain (loss) on available for sale securities	0	0	0	0	(6,370)	(6,370)
Common stock cash dividend	0	0	0	(513)	0	(513)
Balance at September 30, 2022	$267	$(83,280)	$146,198	$65,052	$(26,650)	$101,587
Net income	0	0	0	947	0	947
Exercise of stock options and stock option expense	0	0	27	0	0	27
Adjustment for defined benefit pension plan	0	0	0	0	3,932	3,932
Adjustment for unrealized gain (loss) on available for sale securities	0	0	0	0	198	198
Common stock cash dividend	0	0	0	(513)	0	(513)
Balance at December 31, 2022	$267	$(83,280)	$146,225	$65,486	$(22,520)	$106,178

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RETURN ON AVERAGE TANGIBLE COMMON EQUITY, TANGIBLE COMMON EQUITY RATIO, AND TANGIBLE BOOK VALUE PER SHARE

(Dollars in thousands, except per share and ratio data)

(Unaudited)

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting policies in the United States (GAAP).  These non-GAAP financial measures are "return on average tangible common equity", "tangible common equity ratio", and "tangible book value per share".  This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.  These non-GAAP measures are used by management in their analysis of the Company's performance or, management believes, facilitate an understanding of the Company's performance.  We also believe that presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results.  We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends.

2023

1QTR
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income	$1,515

Average shareholders’ equity	105,092
Less: Average intangible assets	13,734
Average tangible common equity	91,358

Return on average tangible common equity (annualized)	6.73%

1QTR
TANGIBLE COMMON EQUITY
Total shareholders’ equity	$105,899
Less: Intangible assets	13,731
Tangible common equity	92,168

TANGIBLE ASSETS
Total assets	1,345,957
Less: Intangible assets	13,731
Tangible assets	1,332,226

Tangible common equity ratio	6.92%

Total shares outstanding	17,147,270

Tangible book value per share	$5.38

2022

	1QTR	2QTR	3QTR	4QTR	FULL YEAR 2022
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income	$2,418	$1,981	$2,102	$947	$7,448

Average shareholders’ equity	115,658	111,898	106,749	101,640	108,986
Less: Average intangible assets	13,766	13,757	13,749	13,742	13,753
Average tangible common equity	101,892	98,141	93,000	87,898	95,233

Return on average tangible common equity (annualized)	9.62%	8.10%	8.97%	4.27%	7.82%

	1QTR	2QTR	3QTR	4QTR

TANGIBLE COMMON EQUITY
Total shareholders’ equity	$113,692	$106,392	$101,587	$106,178
Less: Intangible assets	13,761	13,753	13,746	13,739
Tangible common equity	99,931	92,639	87,841	92,439

TANGIBLE ASSETS
Total assets	1,331,265	1,321,402	1,350,048	1,363,874
Less: Intangible assets	13,761	13,753	13,746	13,739
Tangible assets	1,317,504	1,307,649	1,336,302	1,350,135

Tangible common equity ratio	7.58%	7.08%	6.57%	6.85%

Total shares outstanding	17,109,084	17,109,097	17,112,617	17,117,617

Tangible book value per share	$5.84	$5.41	$5.13	$5.40